Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $17.4 Million or

$0.22 per Share for Second Quarter 2016

LOS ANGELES, July 18, 2016 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income of $17.4 million, or $0.22 per diluted common share, for the quarter ended June 30, 2016. This compares to net income of $15.6 million, or $0.20 per diluted common share, for the same period of the prior year, and net income of $13.2 million, or $0.17 per diluted common share, for the first quarter of 2016.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We delivered a strong quarter with improvements in loan growth, non-interest income, credit quality and operating efficiencies. We continue to see well diversified loan production with growth in our commercial and construction portfolios, off-setting a slight decline in our commercial real estate portfolio.

“As we near the completion of our merger of equals with BBCN Bancorp, we are eagerly looking forward to the opportunity to better serve our markets as the premier Korean-American bank in the United States,” said Mr. Yoo.

Q2 2016 Summary

■	Net income totaled $17.4 million, or $0.22 per diluted common share, for the second quarter of 2016

■	Return on average assets of 1.46% and return on average equity of 12.51% for the second quarter of 2016

■	Net interest margin of 3.53% for the second quarter of 2016, compared to 3.54% for the first quarter of 2016

■	Gain on sale of OREO was $3.7 million for the second quarter of 2016, compared to $0 for the first quarter of 2016

■	Loan originations of $408.1 million during the second quarter of 2016, compared to $276.1 million for the first quarter of 2016

■	Loans receivable (net of deferred fees and costs) totaled $3.85 billion at June 30, 2016, an increase of 1.5% from $3.79 billion at March 31, 2016

■	Total deposits were $4.01 billion at June 30, 2016, an increase of 4.1% from $3.85 billion at March 31, 2016

■	Demand deposits totaled $1.13 billion at June 30, 2016, an increase of 2.5% from $1.11 billion at March 31, 2016

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

STATEMENT OF OPERATIONS

Net interest income before provision for losses on loans and loan commitments totaled $39.2 million for the second quarter of 2016, an increase of 0.7% from $38.9 million for the first quarter of 2016 and an increase of 4.5% from $37.5 million for the second quarter of 2015. Relative to the first quarter of 2016, an increase in average earning assets was partially offset by a slight decline in net interest margin.

Net interest margin was 3.53% for the second quarter of 2016, compared to 3.54% for the first quarter of 2016, and 3.59% for the second quarter of 2015. The decrease in net interest margin compared to the first quarter of 2016 was primarily attributable to an increase in the cost of deposits.

Loan yields were 4.62% for the second quarter of 2016, compared to 4.61% for the first quarter of 2016, and 4.78% for the second quarter of 2015. The increase in loan yields for the second quarter of 2016, compared to the first quarter of 2016, was primarily due to an increase in yield on commercial real estate loans.

The total cost of deposits was 0.64% for the second quarter of 2016, compared to 0.62% for the first quarter of 2016, and 0.61% for the second quarter of 2015. Compared to the first quarter of 2016, the increase in the total cost of deposits was attributable to increases in rates in all deposit categories.

Non-Interest Income

Total non-interest income was $9.7 million for the second quarter of 2016, compared to $8.5 million for the first quarter of 2016, and $11.3 million for the second quarter of 2015.

The Company recognized $3.4 million in gain on sale of loans during the second quarter of 2016, compared to $2.7 million for the first quarter of 2016, and $4.2 million for the second quarter of 2015. The increase in gain on sale of loans for the second quarter of 2016, compared to the previous quarter, was due to an increase in sales of Small Business Administration (“SBA”) and residential mortgage loans. Gain on sale of loans in the second quarter of 2016 consisted of $2.0 million in gains on sales of SBA loans and $1.4 million in gains on sales of residential mortgage loans.

Other non-interest income totaled $3.5 million for the second quarter of 2016, compared to $2.9 million for the first quarter of 2016 and $4.0 million for the second quarter of 2015. The increase in other non-interest income, compared to the first quarter of 2016, was due to an increase in loan servicing income and income recorded from the fair value change of servicing assets.

Non-Interest Expense

Total non-interest expense was $21.6 million for the second quarter of 2016, compared with $26.7 million for the first quarter of 2016, and $24.7 million for the second quarter of 2015. Non-interest expense in the second quarter of 2016 included $527,000 in merger-related costs consisting mostly of consulting and legal expenses related to the proposed merger of equals with BBCN.

Total salaries and employee benefits expense was $13.1 million for the second quarter of 2016, compared to $14.8 million for the first quarter of 2016, and $14.2 million for the second quarter of 2015. The decrease in salaries and employee benefits for the second quarter of 2016, compared to the previous quarter, was primarily due to lower payroll taxes, bonus accrual expense, and stock-based compensation expense.

Other non-interest expense was $3.4 million for the second quarter of 2016, compared with $6.9 million for the first quarter of 2016, and $6.2 million for the second quarter of 2015. Other non-interest expense for the second quarter of 2016 was reduced by a $3.7 million gain on the sale of other real estate owned (OREO).

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

The Company’s operating efficiency ratio was 44.2% for the second quarter of 2016, compared with 56.3% for the first quarter of 2016, and 50.6% for the second quarter of 2015.The efficiency ratio before including gain on sale of OREO of $3.7 million was 51.8% for the second quarter of 2016.*

*  “Efficiency ratio before gain on sale of OREO” is a Non-GAAP measure of financial performance. Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation.

BALANCE SHEET

Total loans receivable (net of deferred fees and costs) were $3.85 billion at June 30, 2016, compared to $3.79 billion at March 31, 2016. During the second quarter of 2016, increases in commercial and industrial loans, residential real estate loans and real estate construction loans receivable were partially offset by a decrease in commercial real estate loans. Total loans held-for-sale decreased to $24.2 million at June 30, 2016, from $90.4 million at March 31, 2016, due to a decrease in both residential mortgage and SBA loans held-for-sale. During the second quarter of 2016, part of the residential mortgage loans sold were through a bulk sale.

The following table shows total loans receivable, loans held-for-sale, and total loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Construction	$ 50,240	$ 36,181	$ 19,541	$ 18,146	$ 16,050
Real Estate Secured	2,954,090	2,962,964	2,992,824	2,810,420	2,723,458
Commercial & Industrial	838,008	783,487	792,243	789,422	765,655
Consumer	9,590	12,304	15,096	13,284	14,622
Total Loans Receivable *	3,851,928	3,794,936	3,819,704	3,631,272	3,519,785
Loans Held-For-Sale	24,154	90,392	25,223	13,316	25,269
Total Loans *	$ 3,876,082	$ 3,885,328	$ 3,844,927	$ 3,644,588	$ 3,545,054

* Total loans receivable and total loans are net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table shows quarterly loan originations:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015

Real Estate Secured	$ 164,373	40%	$ 127,145	46%	$ 273,613	54%	$ 176,605	43%	$ 121,066	41%
Commercial & Industrial	127,709	31%	34,268	12%	94,128	19%	107,952	26%	46,438	16%
Consumer	46	0%	–	0%	55	0%	360	0%	124	0%
SBA	26,314	7%	26,801	10%	37,897	8%	21,871	5%	25,648	9%
Residential Mortgage	69,621	17%	87,866	32%	95,159	19%	102,383	25%	89,652	31%
Warehouse Lines of Credit*	20,000	5%	–	0%	2,000	0%	7,000	1%	10,000	3%
Total Loan Originations	$ 408,063	100%	$ 276,080	100%	$ 502,852	100%	$ 416,171	100%	$ 292,928	100%

* Warehouse lines of credit are reported as commercial and industrial loans on the consolidated balance sheet.

Originations for the second quarter of 2016 totaled $408.1 million, compared to $276.1 million for the first quarter of 2016, and $292.9 million for the second quarter of 2015. The increase in loan originations for the three months ended June 30, 2016, compared to the previous quarter, was primarily due to an increase in commercial and industrial loans and warehouse lines of credit.

Total SBA loans held-for-sale at the end of the second quarter of 2016 were $8.2 million, compared to $11.6 million at the end of the previous quarter. Residential mortgage loans held-for-sale at the end of the second quarter of 2016 were $15.2 million, compared to $78.0 million at the end of the previous quarter.

Total deposits increased to $4.01 billion at June 30, 2016, from $3.85 billion at March 31, 2016, primarily due to increases in non-interest bearing demand deposits and time deposits.

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

CREDIT QUALITY

During the second quarter of 2016, the Company continued to experience stable asset quality and a continued low level of charge-offs. As a result, the Company determined that no provision for losses on loans and loan commitments was required for the second quarter of 2016.

The allowance for loan losses totaled $53.2 million, or 1.38% of gross loans (excluding loans held-for-sale), at June 30, 2016, compared to $52.7 million, or 1.38% of gross loans (excluding loans held-for-sale), at March 31, 2016. The coverage ratio of the allowance for loan losses to non-performing assets was 173.24% at June 30, 2016, compared with 149.08% at March 31, 2016.

Non-Performing Loans

At June 30, 2016, total non-performing loans were $19.9 million, or 0.51% of gross loans, compared to $25.2 million, or 0.65% of total gross loans, at March 31, 2016.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
(Net of SBA Guaranty Portions)
Real Estate Secured	$15,510	$20,007	$15,422	$20,123	$23,235
Commercial & Industrial	4,344	5,194	6,272	7,058	7,617
Total Non-Performing Loans	$19,854	$25,201	$21,694	$27,181	$30,852

Net Charge-offs/Recoveries

During the second quarter of 2016, the Company had total gross charge-offs of $479,000, and recoveries of $993,000, which resulted in net recoveries of $514,000, compared to net charge-offs of $237,000 for the first quarter of 2016.

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015

Real Estate Secured	$82	$219	$13	$605	$249
Commercial & Industrial	296	379	1,392	1,270	310
Consumer	101	–	–	–	–
Total Loan Charge-Offs	$479	$598	$1,405	$1,875	$559

LOAN RECOVERIES	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015

Real Estate Secured	$796	$46	$3,242	$1,867	$970
Commercial & Industrial	191	315	452	803	240
Consumer	6	–	–	–	–
Total Loan Recoveries	$993	$361	$3,694	$2,670	$1,210

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
(Net of SBA Guaranty Portions)
30 - 59 Days Past Due	$7,454	$3,608	$4,315	$4,911	$3,615
60 - 89 Days Past Due	253	1,491	1,643	1,143	7,576
90 Days, and still accruing	–	–	–	–	–
Total Delinquent Loans	$7,707	$5,099	$5,958	$6,054	$11,191

TROUBLED DEBT RESTRUCTURED LOANS (“TDR”)	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
(Net of SBA Guaranty Portions)
Real Estate Secured	$20,671	$23,376	$22,311	$24,188	$29,424
Commercial & Industrial	15,249	15,015	15,681	16,578	13,469
Total TDR Loans	$35,920	$38,391	$37,992	$40,766	$42,893

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
(Net of SBA Guaranty Portions)
Special Mention	$162,842	$161,119	$120,019	$118,290	$86,118
Substandard	84,754	85,193	80,310	82,000	96,666
Doubtful	41	41	41	2,182	5,301
Total Criticized and Classified Loans	$247,637	$246,353	$200,370	$202,472	$188,085

Total Classified Loans	$84,795	$85,234	$80,351	$84,182	$101,967

CAPITAL RATIOS

As of June 30, 2016, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)		Well Capitalized	Total Excess Above Well
	June 30, 2016	Regulatory Requirements	Capitalized Requirements
Tier 1 Leverage Capital Ratio	11.85%	5.00%	319,311
Tier 1 Common Equity Risk-Based Capital Ratio	11.67%	6.50%	231,807
Tier 1 Risk-Based Capital Ratio	13.35%	8.00%	221,338
Total Risk-Based Capital Ratio	14.60%	10.00%	190,376
Tangible Common Equity To Tangible Assets *	10.18%	N/A	N/A
Tangible Common Equity Per Common Share *	$6.22	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance. Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

CONFERENCE CALL

Management will host its quarterly conference call on July 19, 2016, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing toll-free 844-578-9673 (domestic) or 508-637-5657 (international) and providing passcode number 42220175.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 35 branch offices in California, Texas, Alabama, Georgia, New Jersey, and New York. Wilshire Bancorp also operates five loan production offices of which three are utilized primarily for the origination of loans under the Small Business Administration lending program located in Colorado, Georgia, and Washington, and two that are utilized primarily for the origination of residential mortgage loans located in California. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary markets encompassing the multi-ethnic populations of Los Angeles, New York, New Jersey, and Texas. For more information, please go to www.wilshirebank.com.

ABOUT BBCN BANCORP, INC.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington, and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon, and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

FORWARD-LOOKING STATEMENTS

This press release contains statements regarding the proposed transaction between Wilshire Bancorp and BBCN Bancorp. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of Wilshire Bancorp, BBCN Bancorp and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction remains subject to customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Wilshire Bancorp and BBCN Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to Wilshire Bancorp’s Form 10-K for the year ended December 31, 2015, as amended, and BBCN Bancorp’s Form 10-K for the year ended December 31, 2015, as amended, as well as other filings made by Wilshire Bancorp and BBCN Bancorp with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wilshire Bancorp and BBCN Bancorp disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

CONSOLIDATED BALANCE SHEET
(Dollars In Thousands) (Unaudited)	June 30,	March 31,	Three Months	June 30,	Twelve Months
	2016	2016	% Change	2015	% Change
ASSETS:
Cash and due from banks	$ 301,103	$ 115,444	161%	$ 475,834	-37%
Federal funds sold and other cash equivalents	136	133	2%	54	152%
Total Cash and Cash Equivalents	301,239	115,577	161%	475,888	-37%

Deposits held in other financial institutions	–	–	0%	7,750	-100%

Investment securities available for sale	490,574	512,257	-4%	358,331	37%
Investment securities held to maturity	18	19	-5%	24	-25%
Total Investment Securities	490,592	512,276	-4%	358,355	37%

Total Loans Held-For-Sale	24,154	90,392	-73%	25,269	-4%

Real estate construction	50,240	36,181	39%	16,050	213%
Residential real estate	234,979	226,960	4%	192,732	22%
Commercial real estate	2,719,111	2,736,004	-1%	2,530,726	7%
Commercial and industrial	838,008	783,487	7%	765,655	9%
Consumer	9,590	12,304	-22%	14,622	-34%
Total loans receivable, net of deferred fees and costs	3,851,928	3,794,936	2%	3,519,785	9%
Allowance for loan losses	(53,182)	(52,668)	1%	(48,821)	9%
Loans Receivable, Net of Allowance for Loan Losses	3,798,746	3,742,268	2%	3,470,964	9%

Accrued interest receivable	8,882	9,171	-3%	8,635	3%
Due from customers on acceptances	8,900	8,900	0%	3,940	126%
Other real estate owned	10,844	10,128	7%	6,559	65%
Premises and equipment	15,077	15,718	-4%	14,366	5%
Federal home loan bank (FHLB) stock, at cost	16,539	16,539	0%	16,539	0%
Cash surrender value of life insurance	25,317	25,174	1%	23,610	7%
Investment in affordable housing partnerships	45,627	47,257	-3%	42,193	8%
Deferred income taxes	17,803	17,897	-1%	17,475	2%
Servicing assets	19,219	19,324	-1%	20,123	-4%
Goodwill	67,473	67,473	0%	67,473	0%
Other assets	36,373	22,307	63%	31,958	14%
TOTAL ASSETS	$ 4,886,785	$ 4,720,401	4%	$ 4,591,097	6%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Non-interest bearing demand deposits	$ 1,134,671	$ 1,106,805	3%	$ 1,025,133	11%
Savings and interest checking	174,123	173,557	0%	158,734	10%
Money market deposits	1,005,142	993,733	1%	962,855	4%
Time deposits in denomination of $100,000 or more	1,407,025	1,336,311	5%	1,475,340	-5%
Other time deposits	289,358	243,166	19%	280,894	3%
Total Deposits	4,010,319	3,853,572	4%	3,902,956	3%

FHLB borrowings	200,000	200,000	0%	50,000	300%
Acceptance outstanding	8,900	8,900	0%	3,940	126%
Junior subordinated debentures	72,139	72,077	0%	71,895	0%
Accrued interest payable	2,417	2,400	1%	2,373	2%
Other liabilities	32,396	37,204	-13%	44,350	-27%
Total Liabilities	4,326,171	4,174,153	4%	4,075,514	6%

Common stock	234,917	234,386	0%	232,893	1%
Retained earnings	317,393	304,763	4%	278,503	14%
Accumulated other comprehensive income	8,304	7,099	17%	4,187	98%
Total Shareholders’ Equity	560,614	546,248	3%	515,583	9%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 4,886,785	$ 4,720,401	4%	$ 4,591,097	6%

(continued)

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars In Thousands, Except Per Share Data) (Unaudited)
	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	June 30, 2016	March 31, 2016	% Change	June 30, 2015	% Change

INTEREST INCOME
Interest and fees on loans	$44,273	$43,665	1%	$41,599	6%
Interest on investment securities	2,328	2,460	-5%	1,929	21%
Interest on federal funds sold and others	149	124	20%	264	-44%
Total Interest Income	46,750	46,249	1%	43,792	7%

INTEREST EXPENSE
Deposits	6,160	5,932	4%	5,661	9%
FHLB advances and other borrowings	1,423	1,408	1%	658	116%
Total Interest Expense	7,583	7,340	3%	6,319	20%

Net interest income before provision for losses on loans and loan commitments	39,167	38,909	1%	37,473	5%
Provision for losses on loans and loan commitments	–	300	-100%	–	0%

Net interest income after provision for losses on loans and loan commitments	39,167	38,609	1%	37,473	5%

NONINTEREST INCOME
Service charges on deposits	2,748	2,851	-4%	3,159	-13%
Gain on sale of SBA loans	1,956	1,297	51%	2,631	-26%
Gain on sale of residential loans	1,450	830	75%	928	56%
Gain on sale of other loans	–	545	-100%	625	-100%
Other	3,539	2,935	21%	3,971	-11%
Total Noninterest Income	9,693	8,458	15%	11,314	-14%

NONINTEREST EXPENSES
Salaries and employee benefits	13,148	14,783	-11%	14,164	-7%
Occupancy and equipment	3,236	3,276	-1%	3,196	1%
Data processing	1,273	1,204	6%	1,089	17%
Merger-related costs	527	458	15%	–	0%
Other	3,395	6,932	-51%	6,218	-45%
Total Noninterest Expenses	21,579	26,653	-19%	24,667	-13%

Income before income taxes	27,281	20,414	34%	24,120	13%
Income taxes provision	9,917	7,224	37%	8,567	16%
NET INCOME	$17,364	$13,190	32%	$15,553	12%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.22	$0.17	31%	$0.20	11%
Diluted income per common share	$0.22	$0.17	31%	$0.20	11%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,872,353	78,674,604		78,459,708
Diluted	79,137,512	78,974,448		78,818,847

(continued)

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars In Thousands, Except Per Share Data) (Unaudited)
	Six Months Ended		Twelve Mths
	June 30, 2016	June 30, 2015	% Change

INTEREST INCOME
Interest and fees on loans	$87,938	$81,687	8%
Interest on investment securities	4,788	3,897	23%
Interest on federal funds sold and others	273	456	-40%
Total Interest Income	92,999	86,040	8%

INTEREST EXPENSE
Deposits	12,092	10,758	12%
FHLB advances and other borrowings	2,831	1,318	115%
Total Interest Expense	14,923	12,076	24%

Net interest income before provision for losses on loans and loan commitments	78,076	73,964	6%
Provision for losses on loans and loan commitments	300	–	0%

Net interest income after provision for losses on loans and loan commitments	77,776	73,964	5%

NONINTEREST INCOME
Service charges on deposits	5,599	6,266	-11%
Gain on sale of SBA loans	3,253	4,876	-33%
Gain on sale of residential loans	2,280	1,189	92%
Gain on sale of other loans	545	4,925	-89%
Other	6,474	9,325	-31%
Total Noninterest Income	18,151	26,581	-32%

NONINTEREST EXPENSES
Salaries and employee benefits	27,931	26,829	4%
Occupancy and equipment	6,512	6,569	-1%
Data processing	2,477	2,131	16%
Merger-related costs	985	–	0%
Other	10,327	12,047	-14%
Total Noninterest Expenses	48,232	47,576	1%

Income before income taxes	47,695	52,969	-10%
Income taxes provision	17,141	18,797	-9%
NET INCOME	$30,554	$34,172	-11%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.39	$0.44	-11%
Diluted income per common share	$0.39	$0.43	-11%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,773,479	78,393,475
Diluted	79,048,014	78,736,870

(continued)

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	June 30, 2016		March 31, 2016		June 30, 2015
Average Assets	$ 4,742,224		$ 4,698,333		$ 4,472,065
Average Equity	555,351		544,527		513,338
Average Net Loans	3,837,219		3,789,591		3,481,181
Average Deposits	3,866,991		3,833,838		3,736,003
Average Time Deposits of $100,000 or more	1,358,446		1,342,858		1,417,860
Average FHLB & Other Borrowings	200,000		201,209		112,088
Average Interest Earning Assets	4,457,822		4,417,456		4,197,297

	Six Months Ended
AVERAGE BALANCES	June 30, 2016				June 30, 2015
Average Assets	$ 4,720,279				$ 4,364,443
Average Equity	549,939				506,754
Average Net Loans	3,813,405				3,417,163
Average Deposits	3,850,415				3,613,821
Average Time Deposits of $100,000 or more	1,350,652				1,358,242
Average FHLB & Other Borrowings	200,604				131,265
Average Interest Earning Assets	4,437,639				4,087,478

	Quarter Ended
PROFITABILITY	June 30, 2016		March 31, 2016		June 30, 2015
Annualized Return on Average Assets	1.46%		1.12%		1.39%
Annualized Return on Average Equity	12.51%		9.69%		12.12%
Efficiency Ratio	44.16%		56.27%		50.56%
Annualized Operating Expense/Average Assets	1.82%		2.27%		2.21%
Annualized Net Interest Margin	3.53%		3.54%		3.59%

	Six Months Ended
PROFITABILITY	June 30, 2016				June 30, 2015
Annualized Return on Average Assets	1.29%				1.57%
Annualized Return on Average Equity	11.11%				13.49%
Efficiency Ratio	50.12%				47.32%
Annualized Operating Expense/Average Assets	2.04%				2.18%
Annualized Net Interest Margin	3.53%				3.64%

	As Of
DEPOSIT COMPOSITION	June 30, 2016	Cost of Funds	March 31, 2016	Cost of Funds	June 30, 2015	Cost of Funds
Noninterest Bearing Demand Deposits	28.3%	0.00%	28.7%	0.00%	26.3%	0.00%
Savings & Interest Checking	4.3%	1.28%	4.5%	1.25%	4.1%	1.30%
Money Market Deposits	25.1%	0.73%	25.8%	0.71%	24.7%	0.66%
Time Deposits of $100,000 or More	35.1%	0.94%	34.7%	0.91%	37.8%	0.86%
Other Time Deposits	7.2%	0.95%	6.3%	0.92%	7.2%	0.90%
Total Deposits	100.0%	0.64%	100.0%	0.62%	100.0%	0.61%

	As Of
CAPITAL RATIOS	June 30, 2016		March 31, 2016		June 30, 2015
Tier 1 Leverage Ratio	11.85%		11.67%		11.64%
Tier 1 Common Equity Risk-Based Capital Ratio	11.67%		11.47%		11.91%
Tier 1 Risk-Based Capital Ratio	13.35%		13.17%		13.78%
Total Risk-Based Capital Ratio	14.60%		14.42%		15.03%
Total Shareholders’ Equity	$ 560,614		$ 546,248		$ 515,583
Book Value Per Common Share	$ 7.11		$ 6.93		$ 6.57
Tangible Common Equity Per Common Share *	$ 6.22		$ 6.03		$ 5.66
Tangible Common Equity to Tangible Assets *	10.18%		10.23%		9.83%

* Excludes goodwill and other intangible assets

(continued)

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Balance at beginning of period	$ 52,668	$ 52,405	$ 50,116	$ 48,821	$ 48,170
Provision for losses on loans	–	500	–	500	–
Recoveries on loans previously charged-off	993	361	3,694	2,670	1,210
Gross loan charge-offs	(479)	(598)	(1,405)	(1,875)	(559)
Balance at end of period	$ 53,182	$ 52,668	$ 52,405	$ 50,116	$ 48,821

Net Loan Charge-offs / Average Net Loans	-0.01%	0.01%	-0.06%	-0.02%	-0.02%
Charge-offs / Average Total Loans	0.01%	0.02%	0.04%	0.05%	0.02%
Allowance for Loan Losses / Gross Loans*	1.38%	1.38%	1.37%	1.38%	1.38%
Allowance for Loan Losses / Non-accrual Loans	267.87%	208.99%	241.56%	184.38%	158.24%
Allowance for Loan Losses / Non-performing Loans	267.87%	208.99%	241.56%	184.38%	158.24%
Allowance for Loan Losses / Non-performing Assets	173.24%	149.08%	169.74%	130.23%	130.50%
Allowance for Loan Losses / Classified Loans	63.95%	61.79%	65.22%	59.53%	47.88%

* Excludes held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranty)

(Unaudited)

	Quarter Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Non-accrual loans	$ 19,854	$ 25,201	$ 21,694	$ 27,181	$ 30,852
Loans 90 days or more past due and still accruing	–	–	–	–	–
Total Non-performing Loans	19,854	25,201	21,694	27,181	30,852

Total OREO	10,844	10,128	9,179	11,302	6,559
Total Non-performing Assets	$ 30,698	$ 35,329	$ 30,873	$ 38,483	$ 37,411

Total Non-performing Loans/Gross Loans	0.51%	0.65%	0.56%	0.74%	0.87%
Total Non-performing Assets/Total Assets	0.63%	0.75%	0.65%	0.81%	0.81%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

Quarter Ended
	June 30, 2016	March 31, 2016	June 30, 2015

Balance at beginning of period	$ 1,061	$ 1,261	$ 1,023
Credit for losses on loan commitments	–	(200)	–
Balance at end of period	$ 1,061	$ 1,061	$ 1,023

Six Months Ended
	June 30, 2016	June 30, 2015

Balance at beginning of period	$ 1,261	$ 1,023
Credit for losses on loan commitments	(200)	–
Balance at end of period	$ 1,061	$ 1,023

(continued)

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	June 30, 2016			March 31, 2016			June 30, 2015

	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$ 3,066,405	$ 35,262	4.60%	$ 3,050,251	$ 35,025	4.59%	$ 2,767,138	$ 33,410	4.83%
Commercial Loans	771,109	7,814	4.05%	737,336	7,486	4.06%	709,662	6,947	3.92%
Consumer Loans	9,929	59	2.38%	12,522	86	2.75%	14,413	124	3.44%
Total Gross Loans	3,847,443	43,135	4.49%	3,800,109	42,597	4.48%	3,491,213	40,481	4.64%
Deferred Fees and Costs \ Loan Fees	(10,224)	1,138		(10,518)	1,068		(10,032)	1,118
Total Loans *	3,837,219	44,273	4.62%	3,789,591	43,665	4.61%	3,481,181	41,599	4.78%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities**	502,367	2,328	1.98%	529,552	2,460	1.97%	339,876	1,929	2.47%
Deposits Held In Other Institutions	–	–	0.00%	–	–	0.00%	7,986	32	1.60%
Federal Funds Sold & Others	118,236	149	0.50%	98,313	124	0.50%	368,254	232	0.25%
Total Investment Securities and
Other Earning Assets	620,603	2,477	1.69%	627,865	2,584	1.74%	716,116	2,193	1.32%

TOTAL INTEREST-EARNING ASSETS	$ 4,457,822	$ 46,750	4.21%	$ 4,417,456	$ 46,249	4.20%	$ 4,197,297	$ 43,792	4.19%

Total Non-Interest Earning Assets	284,402			280,877			274,768
TOTAL ASSETS	$ 4,742,224			$ 4,698,333			$ 4,472,065

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$ 994,594	$ 1,803	0.73%	$ 1,008,081	$ 1,787	0.71%	$ 891,494	$ 1,464	0.66%
NOW	33,996	21	0.25%	37,936	25	0.26%	28,704	20	0.28%
Savings	135,302	520	1.54%	134,064	511	1.53%	129,805	494	1.52%
Time Deposits of $100,000 or More	1,358,446	3,207	0.94%	1,342,858	3,044	0.91%	1,417,860	3,061	0.86%
Other Time Deposits	255,867	609	0.95%	246,197	565	0.92%	276,973	622	0.90%
Total Interest Bearing Deposits	2,778,205	6,160	0.89%	2,769,136	5,932	0.86%	2,744,836	5,661	0.83%

BORROWINGS:
FHLB Advances and Other Borrowings	200,000	907	1.81%	201,209	905	1.80%	112,088	220	0.79%
Junior Subordinated Debentures	72,099	516	2.86%	72,037	503	2.79%	71,858	438	2.44%
Total Borrowings	272,099	1,423	2.09%	273,246	1,408	2.06%	183,946	658	1.43%

TOTAL INTEREST BEARING LIABILITIES	$ 3,050,304	$ 7,583	0.99%	$ 3,042,382	$ 7,340	0.97%	$2,928,782	$ 6,319	0.86%

Non-Interest Bearing Deposits	1,088,786			1,064,702			991,167
Other Liabilities	47,783			46,722			38,778
Shareholders’ Equity	555,351			544,527			513,338
TOTAL LIABILITIES AND EQUITY	$ 4,742,224			$ 4,698,333			$ 4,472,065

NET INTEREST INCOME		$ 39,167			$ 38,909			$ 37,473

NET INTEREST SPREAD			3.22%			3.24%			3.33%

NET INTEREST MARGIN			3.53%			3.54%			3.59%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Six Months Ended

	June 30, 2016			June 30, 2015

	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$3,058,328	$70,287	4.60%	$2,749,883	$65,976	4.80%
Commercial Loans	754,223	15,300	4.06%	663,512	13,229	3.99%
Consumer Loans	11,225	146	2.60%	13,780	239	3.47%
Total Gross Loans	3,823,776	85,733	4.48%	3,427,175	79,444	4.64%
Deferred Fees and Costs \ Loan Fees	(10,371)	2,205		(10,012)	2,243
Total Loans *	3,813,405	87,938	4.61%	3,417,163	81,687	4.78%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities**	515,959	4,788	1.98%	349,536	3,897	2.42%
Deposits Held In Other Institutions	–	–	0.00%	7,993	64	1.60%
Federal Funds Sold & Others	108,275	273	0.50%	312,786	392	0.25%
Total Investment Securities and
Other Earning Assets	624,234	5,061	1.72%	670,315	4,353	1.40%

TOTAL INTEREST-EARNING ASSETS	$4,437,639	$92,999	4.21%	$4,087,478	$86,040	4.23%

Total Non-Interest Earning Assets	282,640			276,965
TOTAL ASSETS	$4,720,279			$4,364,443

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$1,001,338	$3,590	0.72%	$868,165	$2,871	0.66%
NOW	35,966	46	0.26%	28,966	37	0.26%
Savings	134,683	1,031	1.53%	129,523	996	1.54%
Time Deposits of $100,000 or More	1,350,652	6,251	0.93%	1,358,242	5,664	0.83%
Other Time Deposits	251,032	1,174	0.94%	271,331	1,190	0.88%
Total Interest Bearing Deposits	2,773,671	12,092	0.87%	2,656,227	10,758	0.81%

BORROWINGS:
FHLB Advances and Other Borrowings	200,604	1,811	1.81%	131,265	452	0.69%
Junior Subordinated Debentures	72,068	1,020	2.83%	71,828	866	2.41%
Total Borrowings	272,672	2,831	2.08%	203,093	1,318	1.30%

TOTAL INTEREST BEARING LIABILITIES	$3,046,343	$14,923	0.98%	$2,859,320	$12,076	0.85%

Non-Interest Bearing Deposits	1,076,744			957,594
Other Liabilities	47,253			40,775
Shareholders’ Equity	549,939			506,754
TOTAL LIABILITIES AND EQUITY	$4,720,279			$4,364,443

NET INTEREST INCOME		$78,076			$73,964

NET INTEREST SPREAD			3.23%			3.38%

NET INTEREST MARGIN			3.53%			3.64%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 2Q 2016 Results

July 18, 2016

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	June 30, 2016	March 31, 2016	June 30, 2015

Total shareholders’ equity	$ 560,614	$ 546,248	$ 515,583
Goodwill and other intangible assets, net	(70,273)	(70,458)	(71,141)
Tangible common equity	$ 490,341	$ 475,790	$ 444,442

Total assets	$ 4,886,785	$ 4,720,401	$ 4,591,097
Goodwill and other intangible assets, net	(70,273)	(70,458)	(71,141)
Tangible assets	$ 4,816,512	$ 4,649,943	$ 4,519,956

Common shares outstanding	78,891,607	78,845,873	78,495,182

EFFICIENCY RATIO BEFORE GAIN ON SALE OF OREO *
(Dollars In Thousands, Except Share Data) (Unaudited)
Quarter Ended
June 30, 2016

Net interest income	$ 39,167
Non-interest income	9,693
Total revenue	$ 48,860

Non-interest expenses	$ 21,579
Add back – gain on sale of OREO	3,742
Non-interest expense before gain on sale of OREO	$ 25,321

Efficiency ratio before gain on sale of OREO	51.8%
(Total revenue / Non-interest expense before gain on sale of OREO)

* Tangible Common Equity, Tangible Assets, and Efficiency Ratio Before Gain on Sale of OREO are non-GAAP financial measures. Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations. We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements. Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP. Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)